Exhibit 99.1

NEWS RELEASE

	Contacts:	J. Chris Boswell, SVP & CFO
Particle Drilling Technologies, Inc.
713-223-3031 ext. 2085

Ken Dennard, Managing Partner
Jack Lascar, Partner
FOR IMMEDIATE RELEASE		DRG&E / 713-529-6600

PARTICLE DRILLING TECHNOLOGIES PREPARES

FOR SECOND COMMERCIAL TRIAL

AND ANNOUNCES THIRD QUARTER AND

YEAR TO DATE 2006 RESULTS

Operational Highlights

•                                          New Particle Recovery Unit Complete

•                                          Second PID System Now Under Construction

•                                          Customer Interest Continues to be Strong

Houston – August 8, 2006 – Particle Drilling Technologies, Inc. (NASDAQ: PDRT) (“Company”) today announced it is preparing to mobilize its patented Particle Impact Drilling (PID) unit to the Uinta Basin in Northeast Utah. During the next few days, the Company will be mobilizing to begin preparations for its second commercial trial. Simultaneously, the Company announced its financial results for the third quarter of fiscal 2006.

This second commercial trial will be conducted on a well at depths below 10,000 feet and in formations similar to those encountered on the first commercial trial in April of this year.  Based on the operational experience obtained and subsequent equipment upgrades since the first trial, the Company expects to have a more continuous and sustained drilling operation during the second trial. The particle recovery unit has been replaced by a much simpler system and management expects that this new system will decrease interruptions associated with the particle recovery process, which caused the majority of the PID operational downtime during the first trial. At this time, the Company will continue to utilize the frac pump driven particle injection system which performed reliably on the previous commercial trial. The Company continues to make progress in developing alternatives for a lower cost and more efficient injection system.

In order to facilitate the Company’s growth initiatives, a second PID unit has been ordered and should be ready for operation in December. This second PID unit will include a frac pump injection system. When the new injector is fully developed and tested the Company will deploy it for commercial trials as a secondary injector to the primary frac pump. When the new injector is field proven, existing and future PID units will employ the new injector and the frac pumps will likely be sold. Given the high demand and current market environment for frac pumps, management believes it can recover a majority of the capital used to purchase the frac pump. Once the second PID unit is commissioned, the Company expects to deploy it with one of several customers who have expressed an interest in using the PID technology to reduce cost on their wells.

Jim B. Terry, the Company’s President and CEO stated, “We are anxious to begin PID operations in Utah and demonstrate the true potential of this performance drilling system. We are also making good progress on the new injector prototypes and believe that the results of that work will bear fruit in the coming months. We will communicate the results of the second commercial trial later this month or in early September depending upon the timing of the well and the evaluation period.”

The financial results reflect the Company’s continuing status as a development stage company generating no revenue as well as ongoing planned investment in the PID system.  The following is a summary of the quarterly and year to date results:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—	$—
Gross profit	—	—	—	—
Loss from operations	(2,893,742)	(1,715,917)	(7,999,505)	(3,820,307)
Net loss	(2,830,545)	(1,631,673)	(7,675,435)	(3,674,148)
Net loss per share—basic and diluted	$(0.11)	$(0.07)	$(0.31)	$(0.17)

The Company will hold a conference call at 10:00 a.m. Eastern Time on Wednesday, August 9, 2006, to discuss its quarterly results and to provide a further operational update. To participate in the call, dial 303-262-2075 and ask for the Particle Drilling call at least 10 minutes prior to the start time, or access it live over the Internet by logging onto the web at www.particledrilling.com, on the “Investor Relations” section of the Company’s website. To listen to the live call on the web, please visit the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

If you cannot listen to the live webcast, an archive will be available shortly after the call for a period of 90 days on the “Investor Relations” section of the Company’s website. A telephonic replay of the conference call will be available through August 16, 2006 and may be accessed by calling 303-590-3000 and using the pass code 11066858.

Particle Drilling Technologies, Inc., headquartered in Houston, Texas, is a development stage oilfield service and technology company owning certain patents and pending patents related to the Particle Impact Drilling technology.  The Company’s technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.

Certain statements in this press release that are not historical but are forward-looking are subject to known and unknown risks and uncertainties, which may cause PDTI’s actual results in future periods to be materially different from any future performance that may be suggested in this press release. Such risks and uncertainties may include, but are not limited to, PDTI’s ability to raise equity capital, if necessary, and its ability to obtain equity financing on acceptable terms, if at all, a severe worldwide slowdown in the energy services sector, working capital constraints and other risks described in PDTI’s filings with the SEC. Further, PDTI is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond PDTI’s control such as announcements by competitors and service providers.

- tables to follow –

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—	$—

Operating expenses:
Research and development	1,735,857	731,054	4,469,449	1,721,457
General and administrative	1,157,885	984,863	3,530,056	2,098,850

Total operating expenses	2,893,742	1,715,917	7,999,505	3,820,307

Loss from operations	(2,893,742)	(1,715,917)	(7,999,505)	(3,820,307)

Other income (expenses)
Interest income	64,018	80,725	224,314	126,102
Rental income—related party	—	3,880	46,565	3,880
Gain on debt extinguishment	—	—	—	26,990
Gain on assignment of lease—related party	—	—	55,614	—
Interest expense	(821)	(361)	(2,423)	(10,813)

Total other income (expenses)	63,197	84,244	324,070	146,159

Net loss	$(2,830,545)	$(1,631,673)	$(7,675,435)	$(3,674,148)

Net loss per common share, basic and diluted	$(0.11)	$(0.07)	$(0.31)	$(0.17)

Weighted average number of common shares outstanding, basic and diluted	24,968,159	24,312,819	24,461,636	21,385,891

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2006	2005
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$4,711,810	$10,504,646
Short term investments	$385,839	$—
Accounts receivable—related party	—	42,330
Prepaid expenses	71,371	229,963

Total current assets	5,169,020	10,776,939

Property, plant & equipment, net	1,127,031	1,277,982

Intangibles, net	1,208,513	1,102,403

Other assets	33,665	391,089

Total assets	$7,538,229	$13,548,413

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$884,716	$1,056,733
Short-term notes payable	—	79,880
Current portion of long-term debt	20,866	11,597
Accrued liabilities	715,570	242,633

Total current liabilities	1,621,152	1,390,843

Long-term debt	18,790	9,463

Stockholders’ equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 27,989,291 shares issued and 24,986,205 shares outstanding at June 30, 2006, and 27,441,472 shares issued and 24,441,472 shares outstanding at September 30, 2005	27,989	27,441
Additional paid-in capital	24,655,752	23,218,868
Treasury stock at cost, 3,003,086 shares at June 30, 2006 and September 30, 2005	(1,511,817)	(1,500,000)
Deficit accumulated during the development stage	(17,273,637)	(9,598,202)

Total stockholders’ equity	5,898,287	12,148,107

Total liabilities and stockholders’ equity	$7,538,229	$13,548,413

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended June 30,
	2006	2005
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(7,675,435)	$(3,674,148)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on debt extinguishment	—	(26,990)
Gain on assignment of lease—related party	(55,614)	—
Depreciation and amortization expense	504,324	244,598
Common stock issued for services	—	(66,500)
Warrants issued for services	—	57,999
Stock-based employee compensation	1,431,342	302,583
Changes in operating assets and liabilities:
Increase in accounts receivable—related party	1,510	(9,316)
Decrease in prepaid expenses	158,592	20,606
Decrease in accounts payable	(172,017)	(516,868)
Increase (decrease) in accrued liabilities	569,371	9,365

Net cash used in operating activities	(5,237,927)	(3,658,671)

Cash flows from investing activities:
Payments to purchase property and equipment	(285,022)	(999,651)
Payments to purchase intangibles	(143,973)	(35,690)
Payments to purchase other assets	(28,416)	(385,839)

Net cash used in investing activities	(457,411)	(1,421,180)

Cash flows from financing activities:
Proceeds from issuance of common stock	6,090	18,647,666
Repurchase of common stock	(11,817)	(1,500,000)
Repayments of notes payable	(91,771)	(302,132)

Net cash provided by financing activities	(97,498)	16,845,534

Net increase in cash and cash equivalents	(5,792,836)	11,765,683

Cash and cash equivalents—beginning of period	10,504,646	20,363

Cash and cash equivalents—end of period	$4,711,810	$11,786,046